                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 7, 1997


                                  ESELCO, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Michigan                     0-17736                  38-2785176
------------------------     ------------------------       -------------
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                        Identification Number)


       725 East Portage Avenue,
      Sault Ste. Marie, Michigan                               49783
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)


                                 (906) 632-2221
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Item 5.  OTHER EVENTS.

          The registrant issued the following press release on October 7, 1997:




Donald C. Wilson                                                      NEWS
Corporate Secretary
ESELCO, Inc.
725 East Portage Avenue                                            RELEASE
Sault St. Marie, MI  49783
(906) 632-5158


-------------------------------------------------------------------------------


     SAULT STE. MARIE, MICHIGAN AND MILWAUKEE, WISCONSIN, October 7, 1997

     On Tuesday, October 7, 1997, at a special meeting of the shareholders of ESELCO, Inc. (NASDAQ-EDSE), the parent corporation of Edison Sault Electric Company (Edison Sault), ESELCO, Inc.'s shareholders approved the Amended and Restated Agreement and Plan of Reorganization, including the related Plan of Merger, providing for the merger of ESL Acquisition, Inc., a wholly owned subsidiary of Wisconsin Energy Corporation (NYSE-WEC), with and into ESELCO, Inc., pursuant to which the outstanding shares of ESELCO, Inc. common stock would be converted into shares of Wisconsin Energy Corporation common stock. Of the 1,593,180 shares of ESELCO, Inc., common stock outstanding, more than 76% voted in favor of the merger. Upon consummation of the transaction, all outstanding shares of ESELCO, Inc. common stock would be converted into shares of Wisconsin Energy Corporation common stock based on a value of $44.50 for each share of ESELCO, Inc. common stock in a transaction proposed to be structured as a tax-free reorganization. The total purchase price would be approximately $71 million. The exact number of shares of Wisconsin Energy Corporation common stock to be issued in the transaction would be determined by dividing $44.50 by the average closing sale price per share of Wisconsin Energy Corporation common stock as reported on the New York Stock Exchange Composite Transactions on each of the ten consecutive trading days ending on the trading day immediately preceding the closing of the transaction.

     Consummation of the transaction is contingent upon several conditions, including receipt of all appropriate regulatory approvals. There can be no assurance that the conditions will be satisfied or that the transaction will be consummated.

     Edison Sault is an electric utility which serves approximately 22,000 residential, commercial, and industrial customers located in Michigan's Eastern Upper Peninsula.

     Wisconsin Energy Corporation is a holding company with subsidiaries in utility and nonutility businesses. Its principal subsidiary, Wisconsin Electric, provides electricity, natural gas, and/or steam service to about
2.3 million people in southeastern Wisconsin (including the Milwaukee area), the Appleton area, the Prairie du Chien area, and in northeastern Wisconsin, and Michigan's Upper Peninsula.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ESELCO, INC.


                                        By   /s/ William R. Gregory
                                             ----------------------------------
                                             William R. Gregory, President
October 7, 1997


                                        3